UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2023

BEAM GLOBAL

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

___________________________________________________

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEEM	NASDAQ Capital Market
Warrants	BEEMW	NASDAQ Capital Market

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 20, 2023, Beam Global (“Beam”) completed its previously announced acquisition of Amiga DOO Kraljevo (“Amiga”), pursuant to a Share Sale and Purchase Agreement dated October 6, 2023 (the “Purchase Agreement”) by and among Beam and the owners of Amiga (the “Sellers”). Amiga is a business located in Serbia and engaged in the manufacturing and distribution of steel structures with electronic integration, such as streetlights, cell towers, and ski lift towers. Pursuant to the terms of the Purchase Agreement, Beam acquired all the equity stock of Amiga from the Sellers in exchange for cash and common stock. With respect to the cash portion of the purchase price, Beam paid to the Sellers EUR 4,550,000 at closing and will pay the Sellers EUR 2,450,000 on or before December 31, 2023. With respect to the equity portion of the purchase price, Beam issued to the Sellers 277,383 shares of our common stock and, on or before December 31, 2023, will issue to the Sellers an additional 149,360 shares of our common stock.

The Sellers are eligible to earn additional shares of our common stock if such Seller is providing services to Beam and Amiga meets certain revenue milestones for fiscal years 2024 and 2025 (the “Earnout Consideration”). The Earnout Consideration that Sellers are eligible to receive for 2024 is equal to two times the amount of revenue of Amiga (“Amiga Net Revenue”) that is greater than EUR 13,500,000 for 2024. The Earnout Consideration that Sellers are eligible to receive for 2025 is equal to (i) two times the amount of Amiga Net Revenue for 2025 that exceeds the greater of (i) EUR 18,225,000 or (ii) 135% of the Amiga Net Revenue for 2024. The Earnout Consideration for each period will be calculated based on the volume weighted average price of Beam’s common stock for the thirty trading days prior to the end of the applicable measurement period. In no event and under no circumstances will the Sellers receive from Beam or will Beam issue to the Sellers an amount of our common stock that exceeds 19.99% of the total outstanding common stock of Beam immediately prior to the closing.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated in Item 2.01 of this Current Report on Form 8-K by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The issuance and sale of the shares of Beam common stock to the Sellers pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On October 24, 2023, Beam issued a press release announcing the closing of the acquisition of Amiga. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
2.1	Share Sale and Purchase Agreement dated October 6, 2023 (incorporated by reference to Exhibit 10.1 of Beam’s Current Report filed on October 6, 2023).
99.1	Press Release dated October 24, 2023
104	Cover Page Interactive Data File (formatted in iXBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM GLOBAL

Dated: October 24, 2023	By:	/s/ Katherine H. McDermott
	Name:	Katherine H. McDermott
	Title:	Chief Financial Officer

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